Exhibit 99.1

Super League Announces Fourth Quarter and Full Year 2023 Financial Results

~ Fourth Quarter Revenues Increase 34% Year-over-Year to a Company Record $9.5 Million ~

~ Full Year Revenues Increase 27% Year-over-Year to a Company Record $25.1 Million ~

SANTA MONICA (March 27, 2024) (GLOBE NEWSWIRE) -- Super League (Nasdaq: SLE) (the “Company”), a leading creator and publisher of content experiences and media solutions across the world’s largest immersive platforms, has released its fourth quarter and full year 2023 financial results in the form of a shareholder letter. A webinar hosted by Ann Hand, CEO of Super League, and Clayton Haynes, CFO of Super League, will be streamed here beginning today, Wednesday, March 27, 2024 at 5:00 PM Eastern Time to further discuss the results.

Management Commentary by Chief Executive Officer, Ann Hand:

“Significant operational initiatives led 2023 to be a foundational year for Super League highlighted by record revenues, including the largest contract in company history, balance sheet fortification, and streamlined operations with a leaner cost structure. The sale of our Minehut business this month coupled with a recent reorganization enables another material reduction in operating expense and better aligns our team for the increasing demand we are seeing with brands and advertisers. We have never been in a better position to be the go-to partner to bring brands into these sizable, immersive marketing channels where the next generation already lives. We don't just aspire to be a leader in immersive marketing and commerce - our 2023 performance in serving over 100 top brands proves we are doing it."

The webinar may also be accessed by dialing 877-407-0779 or 201-389-0914 (International). A replay of the webinar will be available on Super League’s investor relations website and can also be accessed here.

For any questions related to the Company’s fourth quarter and full year 2023 financial results or shareholder letter, please contact SLE@mzgroup.us.

About Super League

Super League (Nasdaq: SLE) is a leading creator and publisher of content experiences and media solutions across the world’s largest immersive platforms. From open gaming powerhouses such as Roblox, Minecraft and Fortnite Creative, to bespoke worlds built using the most advanced 3D creation tools, Super League’s innovative solutions provide incomparable access to massive audiences who gather in immersive digital spaces to socialize, play, explore, collaborate, shop, learn and create. As a true end-to-end activation partner for dozens of global brands, Super League is effectively a brand’s operating system for the 3D Web offering a complete range of development, distribution, monetization and optimization capabilities designed to engage users through dynamic, energized programs. As an originator of new experiences fueled by a network of top developers, a comprehensive set of proprietary creator tools and a future-forward team of creative professionals, Super League accelerates IP and audience success within the fastest growing sector of the media industry. For more, go to superleague.com.

Investor Relations Contact:

Shannon Devine/ Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLE@mzgroup.us

Media Contact

Gillian Sheldon

gillian.sheldon@superleague.com

Forward Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth strategies, the ability to actualize the benefits of our acquisitions, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect to our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the year ended December 31, 2023, including the possibility that the expected benefits, particularly from both acquisitions made and major contracts earned in 2023, will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition in our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.